SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 of 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 16, 2008

NMS Communications Corporation

 (Exact Name of Registrant as Specified in its Charter)

Delaware

(State of Incorporation or Organization)

0-23282	04-2814586
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crossing Boulevard, Framingham, Massachusetts 01702

(Address of Principal Executive Offices) (Zip Code)

(508) 271-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On March 16, 2008, LiveWire Mobile, Inc. (“LiveWire Mobile”), a Delaware corporation and wholly-owned subsidiary of NMS Communications Corporation (“NMS”), and Quarry Acquisition Corp. (“Quarry”), a Delaware corporation and wholly-owned subsidiary of LiveWire Mobile, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with NMS, Groove Mobile, Inc. (“Groove”), a Delaware corporation, and Charles River Ventures, LLC, as securityholders’ representative. Pursuant to the Merger Agreement, Quarry was merged with and into Groove on March 17, 2008, with Groove remaining as the surviving entity after the merger (the “Merger”). After giving effect to the Merger, LiveWire Mobile was the sole stockholder of Groove. There are no material relationships among LiveWire Mobile and Groove or any of their respective affiliates or any of the other parties to the Merger Agreement or the related ancillary agreements, other than in respect of such agreements.

At the effective time of the Merger, all outstanding shares of capital stock of Groove were converted into the right to receive an aggregate amount of $14.5 million (the “Merger Consideration”).  The Merger Agreement also provided that $1.15 million of the Merger Consideration was to be placed into an escrow account to settle certain claims for indemnification for breaches of or inaccuracies in Groove’s representations and warranties, covenants and agreements.

The Merger and the Merger Agreement were unanimously approved by each of the boards of directors of NMS, LiveWire Mobile, Quarry and Groove, and were approved by the sole stockholder of LiveWire Mobile and the sole stockholder of Quarry. The Merger and Merger Agreement were approved by the requisite percentage of stockholders of Groove, including those particular stockholders whose approval was required, in accordance with Groove’s charter and by-laws.

The Merger Agreement contained customary representations, warranties and covenants by each of the parties. The closing of the Merger was subject to customary closing conditions.

The foregoing description of the Merger Agreement does not purport to be a complete statement of the parties’ rights under the Merger Agreement and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1 and incorporated by reference herein.

On March 17, 2008, NMS issued a press release announcing the closing of the Merger. This press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.01 – COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On March 17, 2008, LiveWire Mobile acquired certain assets and liabilities of Groove pursuant to the Merger.  The information set forth in Item 1.01 above with respect to the Merger Agreement is incorporated herein in its entirety.

NMS’s unaudited pro forma condensed combined financial statements giving effect to the completion of the Merger are not being filed herewith. To the extent such information is required by this item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which with Current Report on Form 8-K is required to be filed.

Groove’s audited consolidated financial statements are not being filed herewith. To the extent that such information is required by this item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

ITEM 9.01 – FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

(a)                     NMS’s unaudited pro forma condensed combined financial statements giving effect to the completion of the Merger are not being filed herewith. To the extent such information is required by this item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)                    Groove’s audited consolidated financial statements are not being filed herewith. To the extent that such information is required by this item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(c)	Not Applicable.
(d)	Exhibits.

2.1*

Agreement and Plan of Merger by and among NMS Communications Corporation, LiveWire Mobile, Inc., Quarry Acquisition Corp., Groove Mobile, Inc. and the Securityholders’ Representative named therein, dated March 16, 2008

99.1

Press Release issued by NMS Communications Corporation on March 17, 2008 (incorporated by reference to Exhibit 99.1 to NMS Communications Corporation’s Current Report on Form 8-K (File No. 000-23282) as filed with the SEC on March 17, 2008)

The information in Exhibit 99.1 is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.

 *Schedules, exhibits and similar supporting attachments or agreements to the Merger Agreement are not filed, but NMS Communications Corporation undertakes to furnish a supplementary copy of any schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NMS COMMUNICATIONS CORPORATION

March 19, 2008	By:	/s/ Herbert Shumway
Name: Herbert Shumway Title: Senior Vice President of Finance and Operations, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1*

Agreement and Plan of Merger by and among NMS Communications Corporation, LiveWire Mobile, Inc., Quarry Acquisition Corp., Groove Mobile, Inc. and the Securityholders’ Representative named therein, dated March 16, 2008

99.1

Press release issued by NMS Communications Corporation on March 17, 2008 (incorporated by reference to Exhibit 99.1 to NMS Communications Corporation’s Current Report on Form 8-K (File No. 000-23282) as filed with the SEC on March 17, 2008)

*Schedules, exhibits and similar supporting attachments or agreements to the Merger Agreement are not filed, but NMS Communications Corporation undertakes to furnish a supplementary copy of any schedule or similar attachment to the Securities and Exchange Commission upon request.